PLANTRONICS
World Leader in Communications Headsets
Limited Power of Attorney
Securities Law Compliance
The undersigned, as an officer or director of Plantronics, Inc. (the "Corporation"), hereby constitutes and appoints Richard Pickard, Philip
Dundas, Courtney Bottger, or Kathy Ovalle, each individually as the undersigned's true and lawful attorney-in-fact and agent to complete and execute such Forms 144, Forms 3,4, and 5 and other forms as such attorney and agent shall in his or her discretion determine to be required or advisable pursuant to Rule 144 promulgated under the Securities Act of 1933 (as amended),
Section 16 of the Securities Exchange Act of 1934 (as amended) and the respective rules and regulations promulgated thereunder, or any successor laws and regulations, as a consequence of the undersigned's ownership, acquisition or disposition of securities of the Corporation, and to do all acts necessary in order to file such forms with the Securities and Exchange Commission, any securities exchange or national association, the Corporation and such other person or agency as the attorney shall deem appropriate. The undersigned hereby ratifies and confirms all that each of said attorneys-in-fact and agents shall do or cause to be done by virtue hereof.

This Limited Power of Attorney is executed at Nautilus, Inc. as of the date set forth below.

/s/ Gregg Hammann
Gregg Hammann
Date: Dec 31, 2004

Witness:
/s/ Teresa M. Feeser
Teresa M. Feeser
Date: January 4, 2005